Exhibit 23.1
Consent of Independent
Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Wells Fargo & Company of our reports dated February 25, 2008, with respect to the consolidated balance sheets of Wachovia Corporation and Subsidiaries (“Wachovia”) as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the Form 8-K of Wells Fargo & Company dated October 30, 2008. Our report on the aforementioned consolidated financial statements, dated February 25, 2008, refers to Wachovia’s change in the method of accounting for income tax uncertainties, leveraged leases, hybrid financial instruments, collateral associated with derivative contracts and life insurance in 2007 and refers to a change in the method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.

333-76330	S-3	Deferred Compensation Plan for Independent Contractors
333-103711	S-3	Universal Shelf 2003
333-135006	S-3	Universal Shelf 2006
333-138793	S-3	Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-154876	S-3	Common Stock Shelf Registration Statement
333-154879	S-4	Wachovia Corporation
333-68512	S-4	Acquisition Registration Statement
333-115993	S-4	Acquisition Registration Statement
333-153922	S-4	Century Bancshares, Inc.
333-121545	S-4/S-8	First Community Capital Corporation
333-83604	S-4/S-8	Tejas Bancshares, Inc.
033-57904	S-4/S-8	Financial Concepts Bancorp, Inc.
333-63247	S-4/S-8	Former Wells Fargo & Company
333-37862	S-4/S-8	First Security Corporation
333-45384	S-4/S-8	Brenton Banks, Inc.
333-107230	S-4/S-8	Pacific Northwest Bancorp
333-142102	S-4/S-8	Placer Sierra Bancshares
333-144455	S-4/S-8	Greater Bay Bancorp
333-103776	S-8	Long-Term Incentive Compensation Plan
333-128598	S-8	Long-Term Incentive Compensation Plan
333-152415	S-8	Long-Term Incentive Compensation Plan

333-103777	S-8	PartnerShares Plan
333-123241	S-8	401(k) Plan
333-149567	S-8	401(k) Plan
333-105091	S-8	Directors Stock Compensation and Deferral Plan
333-149566	S-8	Directors Stock Compensation and Deferral Plan
333-54354	S-8	Deferred Compensation Plan
333-115994	S-8	Deferred Compensation Plan
333-142941	S-8	Deferred Compensation Plan
333-123243	S-8	Wells Fargo Stock Purchase Plan
/s/ KPMG LLP
Charlotte, North Carolina
November 20, 2008